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                                                                    Exhibit 10.2

                  EMPLOYMENT, NON-SOLICITATION, CONFIDENTIALITY

                                       AND

                            NON-COMPETITION AGREEMENT

      This Employment, Non-Solicitation, Confidentiality and Non-Competition Agreement (the "Agreement") is entered into as of May 1, l995 (the "Effective Date"), between Celerity Systems, Inc., a Tennessee corporation (the "Company"), and Mr. Glenn West (the "Executive").

                              W I T N E S S E T H:

      WHEREAS, during the period prior to the Effective Date the Executive has been employed as a senior executive officer of the Company pursuant to written or oral agreements (the "Prior Agreements"), with the Company; and

      WHEREAS, the Company desires to continue to employ the Executive as Vice President and Secretary of the Company, and the Executive desires to continue his employment with the Company, and to serve the Company in the capacity of Vice President and Secretary;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Company and the Executive hereby agree as follows:

1.    Employment

      1.1 The Executive shall continue to serve as Vice President and Secretary of the Company; and the Executive shall continue as a Director of the Company. The Executive shall have such duties, responsibilities and authority as are consistent with those positions.

      1.2 The Executive, so long as he is employed hereunder, shall devote his full professional time and attention to the services required of him as an employee and director of the Company, except for paid vacation time of four (4) weeks during each calendar year, subject to the Company's existing carry-over vacation policy, and any reasonable periods of absence not to exceed a total of three months in any calendar year due to sickness, personal injury or other disability, shall use his best efforts to promote the interests of the Company, and shall discharge his responsibilities in a diligent and faithful manner, consistent with sound business practices.

      1.3 The Executive shall report to the Board of Directors of the Company.

2.    Term

      The term of the Executive's employment under this Agreement shall be for a term of five (5) years from the Effective Date, unless terminated sooner as hereinafter provided (the "Employment Term").
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3.     Base Salary

      The Company shall pay the Executive a salary during the Employment Term, in equal installments no less frequently than monthly, in an annual amount equal to not more than $125,000 (such amount as adjusted, from time to time, the "Maximum Salary"). The Executive's Maximum Salary will be reviewed annually, and shall be adjusted to reflect, among other things, cost of living, and be increased to reflect achievement of performance criteria set by the Board of Directors, all such adjustments and increases to be approved by the Board of Directors of the Company, including the approval of at least one director who is not an employee of, or a consultant to the Company.

4.    Benefits

      The Executive shall be entitled to participate in or receive benefits under any employee benefit plan, arrangement or perquisite made available by the Company now or in the future to its employees generally, or to its executives and key management employees as a group. Nothing paid to the Executive under any such plan, arrangement or perquisite presently in effect or made available in the future shall be deemed to be in lieu of the Maximum Salary payable to the Executive pursuant to this Agreement. Any payments or benefits payable to the Executive hereunder in respect of any year during which the Executive is employed by the Company for less than the entire such year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such year during which he is so employed.

5.    Business Expenses

      The Executive shall be entitled to receive prompt reimbursement for all reasonable and customary expenses incurred by him in performing services hereunder during the Employment Term; provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company and approved by the Board of Directors of the Company.

6.    Termination

      6.1 The Company may, upon giving the Executive thirty (30) days' notice, terminate the Executive's employment for Cause (as defined below) or for Disability (as defined below), subject to all provisions of this Agreement.

      6.2 If the Executive is terminated for Cause, then all of the benefits to which he was entitled during the Employment Term shall cease upon the date of termination of his employment. If the Executive is terminated for Disability, then all of the benefits to which he was entitled during the Employment Term shall cease 90 days following the date of termination of his employment.

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      6.3 For the purposes of this Agreement,

            (a) the term "Cause" shall mean any of the following:

                  (i) continued failure by the Executive to perform substantially his duties on behalf of the Company (other than any such failure resulting from incapacity due to physical or mental illness or death), if the Executive fails to remedy that breach within thirty (30) days of Company's notice to the Executive of such breach; or (ii) material breach of any other provision of this Agreement by the Executive, if the Executive fails to remedy that breach within thirty (30) days of Company's notice to the Executive of such breach; or (iii) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or any affiliate, or conviction of the Executive for a felony or any crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal).

            (b) the term "Disability" shall mean such physical or mental disability or incapacity of the Executive as, in the good faith determination of the Board, has prevented him from performing substantially all of his duties hereunder during any period of 60 consecutive days or 60 days in any six month period.

      6.4 Upon termination of the Executive's employment for any reason, the Executive shall resign from the Board of Directors of the Company and of any subsidiary; such resignations shall be effective not later than the effective date of termination of his employment.

      6.5 The failure of the Company to nominate the Executive for election to its Board of Directors at any shareholder meeting following the Effective Date, or the failure of the Executive to be elected by the Company's shareholders to the Board of Directors of the Company, shall not, absent other action by the Company, constitute a termination of the Executive's employment as an executive officer of the Company.

7.    No Solicitation; Confidentiality; Competition

      7.1 During the Restricted Period (defined below), neither the Executive nor any Executive-Controlled Person (defined below) will, without the prior written consent of the Board of Directors of the Company, directly or indirectly solicit for employment, employ in any capacity or make an unsolicited recommendation to any other person that it employ or solicit for employment any person who is or was, at any time during the 12-month period prior to the Restricted Period or during the Restricted Period, an officer, executive or key employee of the Company or of any affiliate of the Company (any such officer, executive or key employee being referred to hereafter as a "Company Professional"). As used in this Agreement, the term "Executive-Controlled Person" shall mean any company, partnership, firm or other entity as to which the Executive possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

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      7.2 The Executive acknowledges that, through his status as President and
Chief Executive Officer of the Company and as a director of the Company, he has, and will have, possession of important, confidential information and knowledge as to the business of the Company and its affiliates, including, but not limited to, knowledge of marketing and operating strategies, licensing and other agreements, financial results and projections, future plans, the provisions of other important contracts entered into by the Company and its affiliates, possible acquisitions and similar information. The Executive agrees that all of such knowledge and information constitute a vital part of the business of the Company and its affiliates and are by their nature trade secrets and confidential information proprietary to the Company and its affiliates (collectively, "Confidential Information"). The Executive agrees that he shall not, so long as the Company remains in existence, divulge, communicate, furnish or make accessible (whether orally or in writing or in books, articles or any other medium) to any individual, firm, partnership or corporation, any knowledge or information with respect to Confidential Information directly or indirectly useful in any aspect of the business of the Company or any of its affiliates. As used in the preceding sentence, "Confidential Information" shall not include any knowledge or information that: (a) is or becomes available to others, other than as a result of breach by the Executive of this Section 7.2; (b) was available to the Executive on a nonconfidential basis prior to its disclosure to the Executive through his status as an officer or employee of the Company or any affiliate; or (c) becomes available to the Executive on a nonconfidential basis from a third party (other than the Company, any affiliate or any of its or their representatives) who is not bound by any confidentiality obligation to the Company or any affiliate.

      7.3 During the Restricted Period, neither the Executive nor any Executive-Controlled Person will render any services, directly or indirectly, as an employee, officer, consultant or in any other capacity, to any individual, firm, corporation or partnership engaged in the design, development, manufacture or marketing of CD-WorkWare and VCD software, hardware or consulting services, interactive video servers or related products and technology or similar activities competitive with any activities in which the Company or any of its affiliates is engaged at any time during the Restricted Period (such activities being herein called the "Company Business"). During the Restricted Period, the Executive shall not, without the prior written consent of the Company, hold an equity interest in any firm, partnership or corporation which competes with the Company Business, except that beneficial ownership by the Executive (including ownership by any one or more members of his immediate family and any entity under his direct or indirect control) of less than 2% of the outstanding shares of capital stock of any corporation which may be engaged in any of the same lines of business as the Company Business, if such stock is listed on a national securities exchange or publicly traded in the over-the-counter market, shall not constitute a breach of the covenants contained in this Section 7.3.

      7.4 As used in this Agreement, "Restricted Period" shall mean the period beginning on the date of the Executive's termination of employment for any reason and ending on the date twenty-four (24) months thereafter.

      7.5 The provisions contained in this Section 7 as to the time periods, scope of activities,

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persons or entities affected, and territories restricted shall be deemed divisible so that, if any provision contained in this Section 7 is determined to be invalid or unenforceable, such provisions shall be deemed modified so as to be valid and enforceable to the full extent lawfully permitted.

      7.6 The Executive agrees that the provisions of this Section 7 are reasonable and necessary for the protection of the Company and that they may not be adequately enforced by an action for damages and that, in the event of a breach thereof by the Executive or any Executive-Controlled Person, the Company shall be entitled to apply for and obtain injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of such violation or otherwise to enforce specifically such provisions against such violation, without the necessity of the posting of any bond by the Company.

8.    Amendments

      This Agreement may not be altered, modified or amended except by a written instrument signed by each of the parties hereto.

9.    Assignment

      Neither this Agreement nor any of the rights or obligations hereunder shall be assigned or delegated by any party hereto without the prior written consent of the other parties; provided, however, that any payments and benefits owed to the Executive under this Agreement shall inure to the benefit of his heirs and personal representatives.

10.   Waiver

      Waiver by any party hereto of any breach or default by any other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.

11.   Severability

      In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

12.   Entire Agreement

      This Agreement contains the entire understanding of the parties with respect to the employment of the Executive by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein. This Agreement supersedes and terminates all prior agreements, arrangements and understandings between the

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parties, whether oral or written, with respect to the employment of the
Executive, including, without limitation, the Prior Agreements referred to below in Section 16.

13.   Notices

      All notices and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive, to him as follows:

      Mr. Glenn West
      11701 Foxford Drive
      Farragut, TN 37922

      With a copy to:

      -----------------

      -----------------

If to the Company, to it as follows:

      Celerity Systems, Inc.
      9051 Executive Park Drive
      Suite 400
      Knoxville, TN 37923
      Attention: Chairman of the Board

With a copy to:

      Miller & Martin
      Suite 1000, Volunteer Building
      832 Georgia Avenue
      Chattanooga, TN 37401
      Attention: Joel W. Richardson, Jr., Esq.

or to such other address or such other person as the Executive or the Company shall designate in writing in accordance with this Section 13, except that notices regarding changes in notices shall be effective only upon receipt.

14.    Headings

      Headings to Sections in this Agreement are for the convenience of the parties only and are

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not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

15.   Governing Law

      This Agreement shall be governed by the laws of the State of Tennessee without reference to the principles of conflict of laws. Each of the parties hereto consents to the jurisdiction of the federal and state courts of the State of Tennessee in connection with any claim or controversy arising out of or connected with this Agreement. Service of process in any such proceeding may be made upon each of the parties hereto at the address of such party as determined in accordance with Section 13 of this Agreement, subject to the applicable rules of the court in which such action is brought.

16.   Termination of Prior Agreements; Release of Rights

      Upon the Effective Date, all Prior Agreements shall be terminated and of no further force and effect. In consideration of the execution and delivery by the Company of this Agreement, the Executive waives any rights he may have pursuant to the Prior Agreements.

      IN WITNESS WHEREOF, the Company and the Executive have caused this Agreement to be executed as of the date first above written.


                                                /s/ Glenn West
                                                ------------------------------
                                                Glenn West


                                                CELERITY SYSTEMS, INC.



                                                By: /s/ Mahmoud Youssefi
                                                    --------------------------
                                                    Name: Mahmoud Youssefi
                                                    Title:

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